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August 7, 2008

Tower Semiconductor Ltd.
Ramat Gavriel Industrial Area
P.O. Box 619
Migdal Haemek Israel 23105

Ladies/Gentlemen:

     Reference is made to the Registration Statement on Form F-4 (as amended through the date hereof, the "REGISTRATION STATEMENT") of Tower Semiconductor Ltd, an Israel corporation ("TOWER"), relating to the proposed merger (the "MERGER") of Armstrong Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of Tower ("MERGER SUB"), with and into Jazz Technologies, Inc., a Delaware Corporation (the "COMPANY"). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement and Plan of Merger and Reorganization, dated as of May 19, 2008 (the "AGREEMENT").

     In connection with this opinion, we have examined such documents and matters of law and fact as we have considered appropriate, including the Registration Statement and the Officers' Certificates to be provided by Tower, the Company and Merger Sub at the closing of the Merger (the "CERTIFICATES"), in the form such Certificates are attached as Exhibits C and D to the Agreement. In rendering this opinion, we are assuming that an opinion by Cooley Godward Kronish LLP, substantially identical in substance to this opinion, has been delivered to Jazz and will not be withdrawn prior to the Closing Date and that the representations made by Tower, the Company and Merger Sub in the Agreement and that are made in the Certificates at the closing of the Merger are true and correct as of the Effective Time, and we are relying on each of such representations. In addition, with your consent, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted (or to be submitted) to us as originals, the conformity to original documents of all documents submitted (or to be submitted) to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

     We have participated in the preparation of the discussion set forth in the section entitled "TAXATION--Certain Material U.S. Federal Income Tax Consequences of the Merger" in the Registration Statement. In our opinion, such discussion, insofar as it relates to matters of United States federal income tax law, is accurate in all material respects.

O'MELVENY & MYERS LLP

Tower Semiconductor Ltd., August 7, 2008 - Page 2

     This opinion is limited to the tax matters specifically covered herein. The opinion herein is based on current authorities and upon facts and assumptions as of the date of this opinion, including the assumption that the representations made by Tower, the Company and Merger Sub in the Agreement, and to be made in the Certificates delivered at the closing of the Merger, will be true, correct and complete as of the Effective Time and the facts and information contained in the Registration Statement, including exhibits thereto are true, correct and complete. This opinion is subject to change in the event of a change in the applicable law or change in the interpretation of such law by the courts or by the Internal Revenue Service or a change in any of the facts and assumptions upon which it is based. There is no assurance that legislative or administrative changes or court decisions may not be forthcoming that would significantly modify the statements and opinions expressed herein. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes. This opinion represents only counsel's best legal judgment, and has no binding effect or official status of any kind, so that no assurance can be given that the positions set forth above will be sustained by a court, if contested. Furthermore, we assume no obligation to advise you of any changes in the foregoing subsequent to the date of this letter, and we are not undertaking to update this letter after the date hereof.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                     Very truly yours,

                                                     /s/ O'Melveny & Myers LLP
                                                     ---------------------------
                                                     O'Melveny & Myers LLP